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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 MARCH 19, 1998

                           QUEEN SAND RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    STATE OF DELAWARE          0-21179                   75-2615565
(STATE OF INCORPORATION) (COMMISSION FILE NO.) (IRS EMPLOYER IDENTIFICATION NO.)


                                  3500 OAK LAWN
                                SUITE 380, LB #31
                            DALLAS, TEXAS 75219-4398
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 521-9959


                                    NO CHANGE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGE SINCE LAST REPORT)



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ITEM 5.  OTHER EVENTS

         Queen Sand Resources, Inc. (the "Company") has executed a definitive purchase and sale agreement (the "Agreement") to acquire certain non-operated royalty and net profits overriding royalty interests from two commingled pension trust funds for which Morgan Guaranty Trust Company of New York serves as trustee. The purchase price is $150 million in cash subject to standard closing adjustments for net production revenues since October 1, 1997 and capital expenditures incurred since that date. The Company has made a non-refundable deposit of $15 million under the Agreement. The effective date of the transaction is October 1, 1997 with an anticipated closing on or before April 22, 1998. Bank of Montreal and affiliates of Enron Corp. have provided a commitment for $156 million in bridge financing to be funded on closing. The obligation of the lenders to fund under the commitments is subject to satisfaction of customary conditions precedent, including, but not limited to, negotiation, execution and delivery of definitive lending documentation containing customary representations, covenants, conditions and other terms. There is no assurance this will be accomplished on terms acceptable to the Company.

         The acquisition encompasses interests in over 530 wells in approximately 40 different fields located primarily in East Texas, South Texas and the Mid-continent area. The Company's independent engineers, Ryder Scott Company, estimate that total proved reserves consist of approximately 127.7 billion cubic feet (bcf) of natural gas and 3.7 million barrels of oil. The reserves are approximately 85% natural gas, having an estimated reserve-to-production ratio of over 10 years, and 80% are classified by Ryder Scott Company as proved developed producing. The non-operated royalty and net profits overriding royalty interests in the various properties range from 2% to 80%.

         The Company has purchased an option to enter into a swap, hedging the natural gas production of the Company over the next 5 years at $2.15 per mmbtu. The Company expects to replace this option with a comprehensive hedging strategy prior to the expiry of the option on May 1, 1998.

         The information in this Current Report on Form 8-K includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. These statements, and the Company's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and natural gas prices, the need to develop and replace its reserves, the substantial capital expenditures required to fund its operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the Company to implement its business strategy. These and other risks are described in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997, which report is available from the Company and the Securities and Exchange Commission.

ITEM 7.  EXHIBITS.

         10.1 Purchase and Sale Agreement among Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum), Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum II), Investment Royalty Corporation, Milam Royalty Corporation and Queen Sand Resources, Inc., a Nevada corporation.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          QUEEN SAND RESOURCES, INC.


Date:   April 7, 1998                     By: /s/ Ronald I. Benn
                                             ------------------------------
                                             Name:     Ronald I. Benn
                                             Title:    Chief Financial Officer




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                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

10.1 Purchase and Sale Agreement among Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum), Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust dated November 10, 1982, as amended, for the Commingled Pension Trust Fund (Petroleum II), Investment Royalty Corporation, Milam Royalty Corporation and Queen Sand Resources, Inc., a Nevada corporation.








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